UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2022

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block B-5, 20/F, Great Smart Tower, 230 Wanchai Rd, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 21521223

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Introductory Note

We are filing this Current Report on Form 8-K/A (Amendment No. 2) to update Item 1.01 of the Report regarding the Shares Sale Agreement with Global Renewables Sdn Bhd (“Global Renewables”) to acquire the entire issued and paid-up share capital of Global Renewables which was originally filed on Form 8-K and Form 8-K/A (Amendment No. 1) to SEC on June 22, 2021 and October 7, 2021 respectively.

Item 1.02 Termination of a Material Definitive Agreement

On June 17, 2021, Verde Resources, Inc. (the “Company”), through its prospective indirect subsidiary Bio Resources Limited (“BRL”), a company incorporated under the laws of the Labuan, entered into a Shares Sale Agreement (“SSA Agreement”) with Global Renewables Sdn Bhd (“Global Renewables”), a company incorporated under the laws of the Malaysia, to acquire the entire issued and paid-up share capital of Global Renewables. Under the terms of the Shares Sale Agreement, the consideration for the acquisition shall be satisfied in full by the payment of Malaysia Ringgit MYR 25,000 upon the execution of the Shares Sale Agreement. The acquisition of Global Renewables was subject to the successful completion of the acquisition of the entire issued and paid-up share capital of BRL. Therefore, the acquisition of Global Renewables was dependent upon the successful acquisition of BRL.

On April 18, 2022, the Company, through its prospective indirect subsidiary BRL, entered into a Cancellation Agreement for the cancellation of the SSA Agreement to acquire the entire issued and paid-up share capital of Global Renewables. The SSA Agreement is rendered null and void upon terms and conditions provided in the Cancellation Agreement.

Item 9.01 Financial Statements and Exhibits

The Cancellation Agreement is attached hereto as Exhibit 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

Date: April 22, 2022

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